UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2026

Our Bond, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-43087	83-1751618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, New York, New York	10004
(Address of principal executive offices)	(Zip Code)

(888) 567-6234

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OBAI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2026, Our Bond, Inc., a Nevada corporation (“we,” “us,” “our” or the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Securities Purchase Agreement with Ascent Partners Fund LLC (“Ascent”) dated October 27, 2025, as amended (the “Equity Line SPA”). Under the terms of the Equity Line SPA, we will have the right, but not the obligation, to require Ascent to purchase shares of our common stock in one or more tranches subject to certain limits and conditions set forth therein. The Equity Line SPA provides for both “Regular Closings” and “Expanded Closings.”

The Amendment makes certain technical and operational changes to the terms of the Equity Line SPA, including the following:

●	For “Regular Closings” under the Equity Line SPA, the maximum total purchase price was amended so that it shall not exceed the lower of: (a) $1,000,000 and (b) 100% of the average daily traded value of our common stock over the ten (10) trading days immediately preceding the closing date.

●	The Company is permitted to deliver an advance notice for a Regular Closing or an Expanded Closing at any time during a trading day and may deliver multiple advance notices in the same trading day, provided that the required conditions set forth in the agreement are met or waived.

●	For an Expanded Closings, which feature a maximum purchase price of up to $5,000,000, the Amendment provides that the Company can only deliver an advance notice on a trading day: (i) on which the bid price for its common stock is at least fifteen percent (15%) greater than the closing price on the immediately preceding trading day, and (ii) the trading volume for the Company’s common stock exceeds three (3) times the average daily trading volume of the common stock for the ten (10) immediately preceding trading days. Notwithstanding the foregoing, if the average daily traded value of the company’s common stock for the preceding ten (10) trading days exceeds $4,000,000, then the Company may deliver an advance notice for an Expanded Closing regardless of these two conditions.

●	The definitions of volume-weighted average price (“VWAP”), daily traded value, and volume have been amended to include trading activity from extended hours trading, as well as regular market hours.

●	The defined “Effective Date” of the Equity Line SPA was clarified as the effective date of the registration statement for Ascent’s re-sale of the common stock to be purchased under the agreement.

The foregoing is a summary of the material terms of the Amendment. The Amendment, which is filed herewith as Exhibit 10.1, contains additional terms, covenants, and conditions and should be reviewed in its entirety for additional information.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 to Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2026	Our Bond, Inc.

	By:	/s/ Doron Kempel
	Name:	Doron Kempel
	Title:	Chief Executive Officer